UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 3, 2019

Franchise Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On December 3, 2019, Franchise Group, Inc. (the “Company”) announced that it has entered into a global settlement with the U.S. Department of Justice (“DOJ”) and the Internal Revenue Service (“IRS”) that resolves their investigation of the Company and its subsidiaries, including Liberty Tax Service.  As previously disclosed, the Company has been in discussions with the DOJ and IRS to resolve their investigations of the Company’s policies, practices and procedures in connection with its tax return preparation activities and tax compliance program.  On December 3, 2019, the Company issued a press release with respect to this announcement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 3, 2019, the DOJ initiated a legal proceeding against Franchise Group Intermediate L 1, LLC, a wholly-owned subsidiary of the Company (“Holdings”), in the U.S. District Court for the Eastern District of Virginia.  Also on December 3, 2019, the DOJ and Holdings filed a joint motion asking the court to approve a proposed order setting forth certain enhancements to the Liberty Tax Service compliance program, and requiring Holdings to retain an independent monitor to oversee the implementation of the required enhancements to the compliance program.  The monitor will work with the Company’s compliance team and may make recommendations for further refinements to improve the tax compliance program.  As part of the proposed order, Holdings also agreed that it would not rehire or otherwise engage the Company’s former chairman, John T. Hewitt, under whose supervision the conduct at issue occurred.  Holdings further agreed not to grant Mr. Hewitt any options or other rights to acquire equity in the Company, or to nominate him to the Company’s board of directors.

In addition, on December 3, 2019, the Company and JTH Tax, LLC, a wholly-owned subsidiary of Holdings, entered into a closing agreement resolving the previously disclosed investigation by the IRS with respect to the tax return preparation activities of the Company’s franchise operations and company-owned stores.  Pursuant to that agreement, the Company agreed to make a compliance payment to the IRS in the amount of $3 million, to be paid in installments over four years, starting with an upfront payment of $1 million, followed by a $500,000 payment on each anniversary thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release, dated December 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: December 3, 2019	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer